Exhibit 3(i)

              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                        THE BEARD COMPANY


     The Beard Company, an Oklahoma corporation (the "Corporation"), hereby amends and restates its Certificate of Incorporation. The name of the Corporation is The Beard Company. The Corporation was originally incorporated under the name "The New Beard Company" and the original Certificate of Incorporation was filed with the Secretary of State of Oklahoma on September 11, 1997. This Restated Certificate of Incorporation was adopted in accordance with the provisions of Sections 1077 and 1080 of the Oklahoma General Corporation Act (the "Act").
The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

                           ARTICLE ONE

          The name of the Corporation is:

                        THE BEARD COMPANY

                           ARTICLE TWO

          The address, including street, number, city, county and zip code, of the registered office of the Corporation in the State of Oklahoma is Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma County, Oklahoma 73112, and the name of the registered agent at such address is Herb Mee, Jr.

                          ARTICLE THREE

          The nature of the business and the purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Act.

                          ARTICLE FOUR

          The duration of the Corporation is perpetual.

                          ARTICLE FIVE

          The aggregate number of shares which the Corporation shall have authority to issue is as follows:

       Class            Number of Shares          Par Value
       -----            ----------------          ---------
Preferred Stock           5,000,000                 $1.00
Common Stock              7,500,000               $.001333

          The preferences, qualifications, limitations, restric-tions and special or relative rights in respect of the shares of each class are as follows:

          1.A. PREFERRED STOCK

          The board of directors is authorized, subject to limi-tations prescribed by law and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the desig-nation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

          (i) The number of shares constituting that series and the distinctive designation of that series;

          (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          (iv) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board shall determine;

          (v) Whether or not shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

          (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution and winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (viii) Any other relative rights, preferences or limitations of that series.

          Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the Common Stock with respect to the same dividend period.

          If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full prefer ential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series in accor-dance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          1.B. SERIES A PREFERRED STOCK

       Section 1.  Definitions.

            (a) As used herein, the following terms shall have the meanings specified in the sections listed below:

Term                             Section
----                             -------
Conversion Price                 10
Market Price                     1(b)
NNM                              1(b)
Redemption Date                  9
SCM                              1(b)
Series A Preferred Stock         2
Stated Value                     3

            (b) As used herein, the following terms shall have the following meanings:

          "Common Stock" shall mean and include the shares of Common Stock par value $0.001333 per share, of the Corporation as constituted on the date of the original issue of the Series A Preferred Stock and shall also include any class of shares of capital stock of the Corporation thereafter authorized that shall not be limited to a fixed sum or percentage in respect of the right of the holders thereof to receive dividends or to participate in the assets of the Corporation distributable to shareholders upon any liquidation, dissolution, or winding up of the Corporation; provided however, that the shares into which the Series A Preferred Stock shall be convertible pursuant to Section 10 hereof shall mean and include the shares of Common Stock, par value $0.001333 per share, of the Corporation as constituted on the date of the original issue of the Series A Preferred Stock or
(i) in the case of any consolidation, merger, sale or conveyance of the character referred to in section 8 hereof, the shares or other securities or property deliverable in lieu thereof or (ii) in the case of any change or reclassification of the outstanding Common Stock issuable upon conversion of the Series A Preferred Stock as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such Common Stock as so changed or reclassified.

          "Market Price" of any security on any day shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or on the Nasdaq National Market ("NNM"), if the securi-ties are included therein, or, if there have been no sales on any such exchange or the NNM on any day, the average of the highest bid and lowest asked prices on all such exchanges or NNM at the end of such day, or, if on any day such security is not so listed or included in the NNM the average of the representative bid and asked prices quoted on the Nasdaq SmallCap Market ("SCM") as of 4:00 p.m., New York time, or, if on any day such security is not quoted on the SCM, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted on Nasdaq or the over-the-counter market, the "Market Price" of such security shall be the fair value thereof mutually determined by the Corporation and the holders of two-thirds of the then outstanding shares of Series A Preferred Stock.

          "Redemption Price" shall mean a price per share of Series A Preferred Stock equal to the greater of (i) the Stated Value per share (as adjusted for any stock split, reverse stock split, stock dividend, or similar event resulting in a change in the Series A Preferred Stock), or (ii) the Market Price per share of the Series A Preferred Stock (if listed on a national exchange) or of the Common Stock into which the Series A Preferred Stock is convertible (if the Series A Preferred Stock is not listed on a national exchange).

       Section 2. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A
Preferred Stock") and the number of shares constituting such series shall be 90,155.86, which number may not be increased.

       Section 3. Stated Value. The stated value for each share of Series A Preferred Stock (the "Stated Value") shall be $100 per share.

       Section 4. Rank. The Series A Preferred Stock shall rank senior to the Corporation's Common Stock as to distributions and liquidation to the extent set forth herein. Except as may be permitted pursuant to Section 6(e)(i) hereof, the Corporation shall not issue any Preferred Stock pari passu with or senior to the Series A Preferred Stock.

       Section 5. Dividends and Distributions. If the Corporation shall at any time declare or pay a dividend or other distribution of any kind (including, without limitation, any distribution of cash, stock, rights, options or other securities or property, assets or rights or warrants to subscribe for securities or property or assets or rights or warrants to subscribe for securi-ties of the Corporation, any of its subsidiaries or other persons or evidences of indebtedness issued by the Corporation, any of its subsidiaries or other persons by way of dividend, spinoff or reclassification) in respect of its Common Stock, then, and in each such case, the holders of shares of Series A Preferred Stock shall be entitled to receive from the Corporation, with respect to each share of Series A Preferred Stock held, the same dividend or distribution received by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible (or would be convertible if the Series A Preferred Stock were convertible on such date) on the record date for such dividend or distribution as if the Series A Preferred Stock were convertible on such date. Any such dividend or distribution shall be declared or paid on the Series A Preferred Stock at the same time such dividend or distribution is declared or paid on the Common Stock.

       Section 6.  Voting Rights.  The holders of the Series A
Preferred Stock shall have the following voting rights:

            (a) In addition to any other rights provided in the Corporation's Bylaws or pursuant to applicable law, the holders of the Series A Preferred Stock shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted to a vote of the holders of the Common Stock (or the taking of action by consent in lieu thereof), except for the matters set forth below in this Section 6 on which the Series A Preferred Stock shall have class voting rights as reflected therein. In any such vote, the holder of each share of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock into which such share of Series A Preferred Stock is convertible (or would be convertible if the Series A Preferred Stock were convertible on such date) pursuant to the provisions of Section 10 hereof on the record date for determining the holders of Common Stock entitled to receive notice of and vote upon any such matter, or, if no record date is set, the date as of which the holders of Common Stock entitled to receive notice of and vote upon any such matter (or to take action by consent in lieu thereof) is determined.

            (b) The holders of Series A Preferred Stock shall have the exclusive right at all times, notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws or herein, voting as a single class, to nominate and elect one director.
       The rights of the holders of Series A Preferred Stock to elect one director pursuant to the terms of this subsection (b) shall not be adversely affected by the voting or other rights applicable to any other security of the Corporation. When voting as a separate class, the holders of the Series A Preferred Stock shall be entitled to one vote per share of Common Stock into which the Series A Preferred Stock is (or would be) convertible. The director nominated and elected pursuant to this provision shall receive the same compensation and benefits paid by the Corporation to its outside directors. If the directors of the Corporation determine that such insurance is obtainable at a reasonable price for the amount and type of coverage desired, the Corporation will use its best efforts to obtain directors and officers liability insurance in such amounts and for such coverage as the directors determine during the term that any Preferred Shares are outstanding.

            (c) If at any time the directorship to be filled by the holders of Series A Preferred Stock pursuant hereto has been vacant for a period of two days, the Secretary, Assistant Secretary or any other appropriate officer of the Corporation may and shall upon the written request of the holders of at least 10% of the Series
       A Preferred Stock, call a special meeting of the holders of such Series A Preferred Stock for the purpose of electing a director to fill such vacancy. Such special meetings shall be held at the earliest practicable date. If any such meeting shall not be called by the Secretary, Assistant Secretary or any other appropriate officer of the Corporation within two business days after service of said written request on any such officer, the holders of at least 10% of the Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated and shall be held at such place as specified in said notice. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of calling a meeting of the holders of Series A Preferred Stock pursuant to these provisions.

            (d) At any meeting held for the purpose of electing directors at which the holders of Series A Preferred Stock shall have the right to elect a director, the presence, in person or by proxy, of the holders of a majority of the Series A Preferred Stock shall be required to constitute a quorum of such Series A
       Preferred Stock for such election. At any such meeting or adjournment thereof, in the absence of such a quorum of holders of Series A Preferred Stock the holders of a majority of the voting power present in person or by proxy of the class of stock which lacks a quorum shall have the power to adjourn the meeting.
       A vacancy in the directorship to be elected by the holders of Series A Preferred Stock may be filled only by vote or the written consent of two thirds in interest of such Series A
       Preferred Stock.

            (e) The Corporation shall not without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Stock (unless the vote of a greater percentage shall then be required by law) given in person or by proxy at a meeting at which the holders of the Series A Preferred Stock shall vote separately as a class (or, to the extent permitted by the Oklahoma General Corporation Act, action taken by written consent in lieu thereof) effect or validate any of the following:

                 (i) the authorization or issuance, or any increase in the authorized amount, of any class of equity securities (including any security convertible into or exercisable for any equity security) of the Corporation, having powers, designations, preferences or relative, participating, optional or other special rights prior to or on parity with the Series A Preferred Stock;

                 (ii) the amendment, alteration, or repeal of any of the
            provisions of the Certificate of Incorporation so as to affect adversely any of the powers, preferences, and rights of the Series A Preferred Stock; or

                 (iii) any increase in the authorized amount of the Series A
            Preferred Stock.

       Section 7.  Liquidation, Dissolution or Winding Up.

            (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to the holders of Common Stock or any other stock ranking junior (upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of the Series A Preferred Stock shall have received (i) the Stated Value, plus (ii) any declared and unpaid dividends thereon to the date fixed for such liquidation, dissolution or winding up, plus (iii) an amount equal to the aggregate amount to be distributed per share to holders of Common Stock (assuming for such purposes conversion of Series A Preferred Stock into Common Stock). For purposes of the distribution to the holders of the Series A Preferred Stock pursuant to this Section 7, the holders of Series A Preferred Stock shall share in distributions with holders of Series A Preferred Stock ratably in proportion to their respective holdings of Series A Preferred Stock.

            (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons, nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

       Section 8.  Consolidation, Merger, Reorganization, Sale of Assets.

            (a) In case the Corporation, (i) shall reorganize, consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such reorganization, consolidation or merger, or (ii) shall transfer all or substantially all of its properties or its assets to any other person, then, in each such case, holders of Series A Preferred
       Stock shall first receive for each such share of Series A
       Preferred Stock, in cash or securities received from the acquiring corporation or a combination thereof, at the closing of any such transaction, an amount equal to the Stated Value (as adjusted for any stock split, reverse stock split, stock dividend, or similar event resulting in a change in the Series A Preferred Stock) prior to any distribution to other security holders of the Corporation. In the event the amount payable in respect of the proposed transaction is not sufficient to permit payment of the full amount described in the preceding sentence, then the entire amount payable in respect of the proposed transaction shall be distributed ratably among the holders of the Series A Preferred Stock, according to their respective ownership interests in such stock.

            (b) After the distribution required by subsection (a) above, any remaining consideration to be paid to shareholders of the Corporation in such transaction shall be made in a manner so that each share of Series A Preferred Stock then outstanding shall be treated as if such share had been converted into Common Stock immediately prior to the consummation of any of the transactions described in subsection (a) above.

            (c) Any securities to be delivered to the holders of the Series A Preferred Stock pursuant to subsection (a) above shall be valued (i) with respect to securities that are not (1)
       "restricted securities" as defined by SEC Rule 144, (2) subject to agreements with brokers on transferability, or (3) subject to similar restrictions on free marketability, at the Market Price per share, or (ii) with respect to securities subject to investment letter or similar restrictions on free transferability, the Market Price per share as discounted to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of two-thirds of the outstanding Series A Preferred Stock.

       Section 9.  Redemption.

            (a) Within 90 days after the end of each fiscal year of the Corporation, each holder's Series A Preferred Stock shall be mandatorily redeemable at the Redemption Price out of funds legally available therefor from not less than one-third of the Corporation's "Consolidated Net Income" (as defined below). For purposes hereof "Consolidated Net Income" shall be computed in accordance with generally accepted accounting principles consistently applied as determined by the Corporation's independent public accountants, provided that depreciation and amortization shall include, in an aggregate amount not to exceed $2,000,000, 50% of the amounts which would have been charged or computed for the applicable fiscal year had the Writedowns (shown on Schedule A to this Restated Certificate of Incorporation) taken as of December 31, 1992 not occurred, and shall be charged against income based on the amortization schedule set forth in Schedule A subject to the above maximum amount. The Corporation shall pay the Redemption Price for the Series A Preferred Stock required to be redeemed hereunder in cash. Such mandatory redemptions pursuant to this subsection (a) shall cease following the fiscal year ending December 31, 2002.

            (b) The Corporation shall have the right at any time to redeem all outstanding shares of Series A Preferred Stock by paying therefor the Redemption Price per share in cash without regard to any subsequent or anticipated transaction.

            (c) In the event that the Corporation shall redeem, repurchase, exchange any security or property for, or otherwise acquire for consideration any shares of Common Stock (excluding any transaction to which Section 10 applies) at a price equal to or greater than the Conversion Price, then, and in each such case, any holder of shares of Series A Preferred Stock may require the Corporation, at the sole option and election of the holder, to redeem a number of shares of such holder's Series A Preferred
     Stock which does not exceed the product of (A) the percentage of the Corporation's Common Stock outstanding immediately prior to the acquisition that the Corporation acquired through redemption, repurchase, exchange or otherwise, multiplied by (B) the total number of shares of Series A Preferred Stock held by such holder, at the Redemption Price.

          (d) Written notice of an election by the Corporation to redeem shares of Series A Preferred Stock pursuant to subsection (b) above, shall be given, by telecopy, telex or other written notice, to the holders of the Series A Preferred Stock not less than 30 days prior to the redemption date. Notice of an event or circumstances which, pursuant to Section 9(c), gives the holder or holders of shares of Series A Preferred Stock the right to require the Corporation to redeem any of such shares, shall be given to the holders of the Series A Preferred Stock as promptly as possible. Any election by a holder to redeem pursuant to
     Section 9(c), specifying the number of shares to be redeemed, must be made in writing (which may be telexed, telecopied, or otherwise delivered) within 30 business days following receipt by the holder of the notice required by this subparagraph and the Redemption Date shall be within 30 business days of the day following receipt by the Corporation of such election (the "Redemption Date"). All elections hereunder shall be irrevo-cable. Failure of the Corporation to give any notice required by this subsection (d), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of Series A Preferred Stock to cause the Corporation to redeem any such shares held by them.

          (e) In the event the Series A Preferred Stock to be redeemed in any redemption pursuant to subsection (a), (b) or (c) is less than all the Series A Preferred Stock then outstanding, the number of Series A Preferred Stock to be redeemed from each holder thereof shall be determined by multiplying the total number of Series A Preferred Stock to be redeemed by a fraction of which (i) the numerator shall be the number of Series A
     Preferred Stock held by such holder and (ii) the denominator shall be the total number of Series A Preferred Stock then outstanding; provided that, if some but not all of the holders of Series A Preferred Stock have submitted a direction to cause a redemption pursuant to subsection (b), then only the Series A Preferred Stock held by such holders shall be redeemed and the Series A Preferred Stock owned by the holders that did not submit such a direction shall not be treated as outstanding for purposes of clause (ii) of the foregoing calculation.

          (f) Notwithstanding paragraph (a) above, the calculation of Consolidated Net Income for purposes of redemption of the Series A Preferred Stock shall be subject to the following provisions:

                 (i) If the Corporation or any of its affiliates or subsidiaries acquires all or substantially all of the equity interests in or assets of any corporation, partnership or other entity (herein called an "Acquisition") and in connection with such Acquisition the Corporation or any of its affiliates or subsidiaries incurs debt ("Acquisition Debt") or issues shares of any class of redeemable preferred stock ("Acquisition Stock") to finance all or a portion of the purchase price of such Acquisition, that portion of Consolidated Net Income, if any, of the Corporation attributable to the acquired entity or assets, to the extent such net income is susceptible to being segregated from Consolidated
          Net Income of the Corporation and fairly allocated to the operations of such entity or assets under generally accepted accounting principles (herein called "Acquisition Net Income"), shall be reduced by (A) the principal amount of any repayments of Acquisition Debt, (B) dividends paid on the Acquisition Stock,
          (C) the principal amount of redemptions of Acquisition Stock and
          (D) the principal amount of redemptions of Series A Preferred
          Stock from Acquisition Cash Flow made pursuant to paragraph (h) below (herein collectively called "Required Payments") actually made by the obligor thereon or issuer thereof with respect to the fiscal year for which such Acquisition Net Income is being calculated before including such Acquisition Net Income in the calculation of Consolidated Net Income under paragraph (a) above.
          (For example, if a Subsidiary of the Corporation incurs
          Acquisition Debt and issues Acquisition Stock in connection with an Acquisition and the acquired entity has Acquisition Net Income of $1,000,000 in a fiscal year and repays $250,000 of the principal of the Acquisition Debt and redeems $250,000 of the stated value of Acquisition Stock from income generated in such fiscal year, only $500,000 ($1,000,000 - $500,000) of Acquisition
          Net Income shall be included in Consolidated Net Income for purposes of redemption of Series A Preferred Stock under paragraph (a) above.) Such Required Payments shall be deducted from Acquisition Net Income until the repayment of the original principal amount of the Acquisition Debt or the redemption in full of the original stated amount of the Acquisition Stock issued in connection with such Acquisition.

               (ii) To the extent the Corporation consummates an Acquisition and Required Payments in connection therewith are made in an amount that exceed the related Acquisition Net Income, the Corporation shall not have the right to deduct the excess of such Required Payments over Acquisition Net Income from the calculation of Consolidated Net Income for purposes of redemption of the Series
          A Preferred Stock under paragraph (a) above.

               (iii) To the extent the Corporation consummates an Acquisition and incurs a net loss (an "Acquisition Loss") in any fiscal year, Consolidated Net Income shall be increased by the amount of such Acquisition Loss for purposes of calculating Consolidated Net Income for redemption of the Series A Preferred Stock under paragraph (a) above.

               (iv) Notwithstanding the foregoing, Consolidated Net Income for a fiscal year shall be increased by the amount of any Required
          Payments made to the Corporation or any of its affiliates or subsidiaries in such fiscal year from income attributable to an Acquisition for purposes of calculating Consolidated Net Income under paragraph (a) above.

          (g) The Corporation shall have the right from time to time to redeem shares of the Series A Preferred Stock in accordance with the terms of that certain Settlement Agreement dated April 13, 1995 among the Corporation, Beard Oil Company, New York Life Insurance Company, New York Life Insurance and Annuity
     Corporation, John Hancock Mutual Life Insurance Company, M D Co., as Nominee for Memorial Drive Trust.

          (h) Notwithstanding the limitation on redemption in the last sentence of paragraph (a) above, within 90 days after the end of the fiscal year in which Acquisition Debt incurred and Acquisition Stock issued in connection with an Acquisition has been paid or redeemed in full, each holder's Series A Preferred Stock shall be mandatorily redeemable on a pro rata basis at the Redemption Price out of funds legally available therefor from "Acquisition Cash Flow." For purposes of this paragraph (h), "Acquisition Cash Flow" shall mean Acquisition Net Income with respect to an Acquisition for the fiscal year in question calculated in accordance with generally accepted accounting principles minus all Required Payments under clauses (A), (B) and
     (C) of subparagraph (f)(i) above and capital expenditures made in such fiscal year plus the sum of depreciation, amortization and other non-cash charges against earnings attributable to such fiscal year.

       Section 10. Conversion. Each share of the Series A Preferred Stock shall be convertible into shares of Common Stock of the Corporation on the terms and conditions set forth below in this
Section 10:

            (a) Right to Convert. Each share of the Series A Preferred Stock shall be convertible, at the sole option of the holder thereof, at any time after the end of the redemption period provided for in Section 9(a) hereof, in the manner hereinafter set forth, into 3.84706875 fully paid and nonassessable share(s) of Common Stock of the Corporation, which number of shares shall be subject to adjustment in accordance with the terms of subsection (b) below. The "Conversion Price" per share as used herein shall be the Market Price per share of Common Stock into which a share of Series A Preferred Stock is convertible as determined on the date of the issuance of the Series A Preferred Stock, subject to adjustment as set forth in subsection (b) below.

          (b) Adjustment. The number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible shall be adjusted from time to time as follows:

                 (i) Stock Splits. In case the Corporation at any time or from time to time shall effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of Common
          Stock (otherwise than by payment of a dividend in its Common
          Stock), then, and in each such case, the number of shares of Common Stock into which each share of the Series A Preferred
          Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (B) a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event plus (2) the number of shares of Common Stock which such holder would have been entitled to receive in connection with the occurrence of such event had such share been converted immediately prior thereto, and the denominator of which is the number of shares of Common Stock determined in accordance with clause (1) above. An adjustment made pursuant to this subparagraph (b)(i) shall become effective (x) in the case of any such dividend, immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or (y) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

               (ii) Reverse Stock Split. In case the Corporation at any time or from time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, then, and in each such case, the number of shares of Common Stock into which each share of the Series A Preferred
          Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (B) a fraction, the numerator of which is the number of shares which the holder would have owned after giving effect to such event had such share been converted immediately prior to the occurrence of such event and the denominator of which is the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph (b)(ii) shall become effective at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

               (iii) Adjustment to Conversion Price. In the event the Corporation at any time or from time to time shall effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of Common Stock pursuant to subparagraph
          (b)(i) above, the Conversion Price in effect as of the record date for such subdivision shall be proportionately reduced as of such record date, and conversely, in the event the Corporation at any time or from time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock pursuant to subparagraph (b)(ii) above, the Conversion Price in effect as of the record date for such combination of consolidation shall be proportionately increased as of such record date;

               (iv) Rights, Options and Warrants.

               A. In case the Corporation at any time or from time to time shall grant, issue or sell rights, options or warrants to subscribe for or purchase shares of its Common Stock (or securities convertible into or exchangeable for its Common Stock) (collectively referred to as "Convertible Securities") at a price per share (or having a conversion price per share) (1) less than the Conversion Price in effect on the record date fixed for the determination of stockholders entitled to receive such right or warrant, or (2) greater than the Conversion Price in effect immediately prior to the time of granting such Convertible Securities but less than the Market Price per share of Common Stock, then, and in each such case the number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (b) a fraction, the numerator of which is the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of additional shares of Common Stock so offered for subscription or purchase, and the denominator of which is the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so offered would purchase at such Conversion Price or Market Price, as applicable, on such record date. For purposes of this subparagraph (b)(iv), the aggregate consideration receivable by the Corporation in connection with the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be equal to the sum of the aggregate offering price of such securities plus the minimum aggregate amount, if any, payable upon conversion of such securities into shares of Common Stock.
          An adjustment made pursuant to this subparagraph (b)(iv) shall be made upon the issuance of any such rights or warrants and shall be effective retroactively immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants. For purposes of this subparagraph (b)(iv)(A), an adjustment shall not be made with respect to the issuance of equity securities of the Corporation pursuant to a valid qualified employee stock ownership plan to employees who do not own directly or beneficially (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934) 5% or more of the outstanding capital stock or securities of the Corporation;

               B. No further adjustment of the number of shares issuable upon conversion of the Series A Preferred Stock will be made when Convertible Securities are actually issued upon the exercise of such option, rights or warrants or the conversion or exchange of such Convertible Securities; and

                 (v) Sales of Common Stock. In case the Corporation at any time or from time to time shall issue shares of its Common Stock at a price per share (A) less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, or (B) greater than the Conversion Price in effect immediately prior to the issuance of such Common Stock but less than the Market Price per share of Common Stock at such time, then, and in each such case, the number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (2) a fraction, the numerator of which is the sum of (x) the number of shares of Common Stock outstanding on the date of such issuance plus (y) the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which is the sum of (x) the number of shares of Common Stock outstanding on the date of such issuance plus (y) the number of shares of Common
          Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so offered would purchase at such Conversion Price or Market Price, as applicable, on the date of such issuance. For purposes of this subparagraph (b)(v), the aggregate consideration receivable by the Corporation in connection with the issuance of its shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price of such securities plus the minimum aggregate amount, if any, payable upon such conversion of such securities into shares of Common Stock. Any adjustment made pursuant to this subparagraph (b)(v) shall be made upon the issuance of any such Common Stock. For purposes of this subparagraph (v), an adjustment shall not be made with respect to the issuance of equity securities of the Corporation pursuant to a valid qualified employee stock ownership plan to employees who do not own directly or beneficially (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934) 5% or more of the outstanding capital stock or securities of the Corpora-tion.

          (c) Minimum Adjustment. If any adjustment in the number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted required pursuant to this
     Section 10 would result in an increase or decrease of less than one percent (1%) in the number of shares of Common Stock into which each share of the convertible Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment; provided that in any event such adjustments shall be made upon delivery of written notice of conversion of any part of the Series A Preferred Stock. All calculations under this paragraph (c) shall be made to the nearest one-hundredth of a share.

          (d) Procedure. The holder of any shares of the Series A Preferred Stock may exercise his option to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 10 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder the certificate or certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer. As promptly as practicable, and in any event within five business days after the surrender of such certificate or certificates and the receipt of such notice relating thereto, the Corporation shall deliver or cause to be delivered (i) a certificate or certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock of the Corporation to which the holder of the Series A Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of the Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversions shall be deemed to have been made at the close of business on the date on which the certificate or certificates representing the shares of the Series A Preferred Stock to be converted have been surrendered. At such time as the conversion has been effected, the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

          (e) No Fractional Shares. In connection with the conversion of any shares of the Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Market Value (as of the date deemed to be converted) of such fractional interest.

          (f) Taxes. The Corporation will pay all taxes and other governmental changes that may be imposed in respect of the issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock.

          (g) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of all outstanding shares of the Series A Preferred Stock.

          (h) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section
     10 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

     Section 11.  Notices.

          (a) Whenever the number of shares of Common Stock into which the shares of the Series A preferred Stock are convertible is adjusted as provided in Section 10, the Corporation shall promptly compute such adjustment and furnish to each holder of Series A Preferred Stock a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became or will become effective.

          (b) The Corporation shall give written notice to all holders of Series A Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any pro rata subscription offer to holders of Common
     Stock or (ii) for determining rights to vote with respect to any dissolution, liquidation, merger, consolidation, or similar action.

     Section 12. Shares Reacquired. Any shares of the Series A Preferred Stock convened, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

     Section 13. Notices. All notices or other communications referred to in this resolution, except as otherwise expressly provided, shall be hand delivered or given by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so hand delivered or within two days of mailing.

          2.   COMMON STOCK

          Each share of Common Stock of the Corporation shall be equal in all respects to each other share. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held with respect to all matters as to which the Common Stock is entitled to be voted.

          Subject to the preferential and other dividend rights, if any, applicable to the shares of Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the board of directors at any time or from time to time out of any funds legally available therefor.

          In the event of any voluntary or involuntary liquida-tion, dissolution or winding up of the Corporation, after dis-tribution in full of the preferential and/or other amounts to be distributed to the holders of the shares of the Preferred Stock, if any shall be outstanding, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

          3.   SECTION 382 TRANSFER RESTRICTIONS

          Section 3.1 Transfer Restrictions. In order to preserve the net operating loss carryovers (including any "net unrealized built-in loss," as defined under applicable law), capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers (the "Tax Benefits") to which the Corporation is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (collectively, the "Code") and the Treasury Regulations promulgated thereunder (the "Treasury Regulations"), the following restrictions shall apply until the earlier of (x) the day after the thirteenth (13th) anniversary of the filing of this Certificate of Incorporation with the Secretary of State of Oklahoma (the "Filing Date"), (y) the repeal of Section 382 of the Code, if the Board of Directors determines that the restrictions are no longer necessary after such repeal, and (z) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier or later date in accordance with Section 3.7 of this Article Five (such date is sometimes referred to herein as the "Expiration Date"):

               (1) For the purposes of this Article Five, (a) a "Prohibited Ownership Percentage" shall mean any ownership of the Corporation's stock that would cause a person or Public Group to be a "5-percent shareholder" of the Corporation within the meaning of Treasury Regulation Section 1.382-2T(g)(1); (b) a "Public Group" shall have the meaning contained in Treasury Regulation Section 1.383-2T(f)(13); (c) a "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization (including the Corporation); (d) "Transfer" refers to any means of conveying legal or beneficial ownership of shares of stock of the corporation, whether such means are direct or indirect, voluntary or involuntary, including, without limitation, the issuance by the Corporation of shares of stock of the Corporation (without regard to whether such shares are treasury shares or authorized but unissued shares) and the transfer of ownership of any entity that owns shares of stock of the Corporation; and "Transferee" means any Person to whom stock of the Corporation is Transferred.

               (2) From and after the Filing Date, no Person shall Transfer any shares of stock of the Corporation (other than stock described in Section 1504(a)(4) of the Code, or stock that is not so described solely because it is entitled to vote as a result of dividend arrearages) to any other Person to the extent that such Transfer, if effective, (i) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership Percentage; (ii) would increase the ownership percentage of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage;
or (iii) would create a new Public Group under Treasury
Regulation Section 1.382-2T(j)(3)(i).

               (3) Any Transfer of shares of stock of the Corpora-tion that would otherwise be prohibited pursuant to the preceding subsection, including but not limited to the issuance of stock by the Corporation pursuant to the exercise of any warrants, options or other rights to acquire stock in the Corporation, shall nonetheless be permitted if information relating to a specific proposed transaction is presented to the Board of Directors (the "Board") and the Board determines that, based on the facts in existence at the time of such determination, such transaction will not jeopardize the Corporation's full utilization of the Tax Benefits, based upon the opinion of legal counsel selected by the Board to that effect.

               (4) Notwithstanding anything contained herein to the contrary, this Article Five shall not apply to any transaction or series of transactions which the Board, in its sole discretion upon the exercise of its fiduciary duties in accordance with applicable law, determines to be in the best interests of the stockholders of the Corporation.

          Section 3.2 Attempted Transfer in Violation of Transfer Restriction. Unless approval of the Board is obtained as provided in subsection (3) or subsection (4) of Section 3.1 of this Article Five, any attempted Transfer of shares of stock of the Corporation in excess of the shares that could be Transferred to the Transferee without restriction under subsection (2) of
Section 3.1 of this Article Five is not effective to Transfer ownership of such excess shares (the "Prohibited Shares") to the purposed acquiror thereof (the "Purposed Acquiror"), who shall not be entitled to any rights as a Stockholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). The transfer agent of the stock of the Corporation shall not recognize the purposed transfer of the Prohibited Shares to the Purposed Acquiror. All rights with respect to the Prohibited Shares shall (i) be deemed to have been acquired in equal amounts by the Charitable Organizations (as defined below) and (ii) be transferred to a person nominated and appointed by the Board from time to time (the "Agent") to act as agent for the Charitable Organizations (in the absence of such designation the Corporation shall act as Agent), until such time as the Prohibited Shares are resold as set forth in subsection
(1) or subsection (2) of this Section 3.2. As agent, Agent shall exercise all rights incident to ownership of the Prohibited Shares. The Purported Acquiror, by acquiring ownership of shares of stock of the Corporation that are not Prohibited Shares, shall be deemed to have consented to all the provisions of this Article Five and to have agreed to act as provided in the following subsection (1) of Section 3.2. The Corporation, the Board and the Agent shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers, and other employees and agents in making the determinations and findings contemplated by this Section 3.2, and neither the Corporation, the Board nor the Agent shall be responsible for any good faith errors made in connection therewith.

          (1) Upon demand by the Agent, the Purported Acquiror shall transfer any certificate or other evidence of the Purported Acquiror's possession or control of the Prohibited Shares, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"). If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares as agent for the Charitable Organizations, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the
"Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to the following subsection (2) if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of the Prohibited Shares by the Purported
Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Shares.

          (2) The Agent shall sell in an arms-length transaction (through the American Stock Exchange, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sale Proceeds"), or the Resale
Proceeds, if applicable, shall be allocated, after reimbursement to the Agent of its expenses, to the Purported Acquiror up to the following amount: (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported
Acquiror for the Prohibited Shares, or (ii) where the purported
Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Subject to the succeeding provisions of this subsection, any Resale Proceeds or Sales Proceeds in excess of the Agent's expenses and the amount allocable to the Purported
Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be paid in equal shares to the charitable organizations designated from time to time by the Corporation that qualify as entities described in Section
501(c)(3) of the Code (the "Charitable Organizations"). In the absence of such designation, the Agent shall designate one or more Charitable Organizations, in its discretion, such that there is a sufficient number of Charitable Organizations none of which will own a Prohibited Ownership Percentage. In no event shall any such amounts due to the Charitable Organizations inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent.

          Section 3.3 Prompt Enforcement Against Purported Acquiror. Within thirty (30) business days of learning of the purported Transfer of Prohibited Shares to a Purported Acquiror, the Corporation through its Secretary shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror within thirty (30) business days from the date of such demand, the Corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this
Section 3.3 shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the Corporation to act within the time periods set out in this Section 3.3 shall not constitute a waiver of any right of the Corporation to compel any transfer required in subsection (1) of Section 3.2.

          Section 3.4 Additional Actions to Prevent Violation or Attempted Violation. Upon a determination by the Board that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror, the Board may take such action in addition to any action required by the preceding paragraph as it deems advisable to give effect to the provisions of this Article Five, including, without limitation, refusing to give effect on the books of this Corporation to such purported Transfer. Nothing herein shall preclude the settlement of transactions entered into through the facilities of the American Stock Exchange.

          Section 3.5 Obligation to Provide Information. The Corpo-ration may require as a condition to the registration of the Transfer of any shares of its stock that the proposed Transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the proposed Transferee's direct or indirect ownership interest in, or options to acquire, stock of the Corporation.

          Section 3.6 Legends. All certificates evidencing owner-ship of shares of stock of this Corporation that are subject to the restrictions on Transfer contained in this Article Five shall bear a conspicuous legend referencing the restrictions set forth in this Article Five, which shall be generally to the following effect:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN ARTICLE FIVE OF THE CORPORATION'S CER-TIFICATE OF INCORPORATION. THE RESTRICTIONS GENERALLY PROHIBIT ANY PERSON (BROADLY DEFINED) FROM BECOMING A HOLDER (BROADLY DEFINED) OF 5% OR MORE OF THE CORPORATION'S OUTSTANDING STOCK, ACTUALLY AND CONSTRUCTIVELY. ANY ATTEMPT TO ACQUIRE COMMON STOCK OR PREFERRED STOCK OF THE CORPORATION IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID AND MAY RESULT IN FINAN-CIAL LOSS TO THE PERSON OR ENTITY ATTEMPTING SUCH ACQUISITION."

          Section 3.7 Further Actions. Subject to the provisions of Section 3.4 of this Article Five, nothing contained in this Article Five shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interest of the holders of its securities in preserving the Tax Benefits.
Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable or in the event that the Board believes that such actions are in the best interest of the Corporation and its Stockholders, the Board may (i) accelerate or extend the Expiration Date or modify the definitions of any terms set forth in this Article Five; provided that the Board shall determine in writing that such acceleration, extension change or modification is reasonably necessary or desirable to preserve the Tax Benefits under the Code and the regulations thereunder or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determi-nation shall be based upon an opinion of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to the Stockholders of this Corporation within ten days after the date of any such determination. In addition, the Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the express provisions of this Article Five for purposes of determining whether any acquisition of stock of the Corporation would jeopardize the Corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article Five. Such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of stock of the Corporation.

                           ARTICLE SIX

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court within the State of Oklahoma may, on the application in a summary way of this Corporation under the provisions of Section 1106 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Act order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                          ARTICLE SEVEN

          To the fullest extent permitted by the Act as the same exists or may hereafter be amended, a director of this Corpora-tion shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                          ARTICLE EIGHT

          The number of directors which shall constitute the whole board shall be not more than nine (9) and not less than three (3). The board of directors shall from time to time by a vote of a majority of the directors then in office fix within the maximum and minimum the number of directors which shall consti-tute the board. The board of directors shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year. Of the directors chosen at the first stockholders' meeting, the term of office of those of the first class shall expire at the first annual meeting after their election; the term of office of those of the second class shall expire at the second annual meeting after their election; and the term of office of those of the third class shall expire at the third annual meeting after their election.
At each annual meeting held after such classification and elec-tion, directors shall be chosen for a full term of three years to succeed those whose terms expire. When the number of directors is changed any newly created directorship or any decrease in directorship shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

          Subject to the rights, if any, of the holders of Pre-ferred Stock to elect directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the direc-tors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of the class for which each such director has been chosen and until his successor is duly elected and qualified, or until his earlier resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of an incumbent director. Subject to the rights, if any, of the holders of Preferred Stock to elect directors, directors shall be chosen by a plurality of votes cast in an election for directors.

                          ARTICLE NINE

SECTION A.     Notwithstanding any other provisions of the Act,
the Corporation shall not engage in any business combination with any interested shareholder, unless:

     1. prior to the date on which a person becomes an interested shareholder, the board of directors of the Corporation approved either the business combination or the transaction which resulted in the person becoming an interested shareholder;

     2. upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested share holder owned of record or beneficially capital stock having at least eighty-five percent (85%) of all voting power of the Corporation at the time the transaction commenced, excluding for purposes of determining such voting power the votes attributable to those shares owned of record or beneficially by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     3. on or subsequent to the date a person becomes an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of all voting power which is not attributable to shares owned of record or beneficially by the interested shareholder.

Section B.     The restrictions contained in Section A of this
Article Nine shall not apply if:

     1. the business combination is proposed prior to the con-summation or abandonment, and subsequent to the earlier of the public announcement or the notice required hereunder, of a proposed transaction which:

          a. constitutes one of the transactions described in subsection 2 of this Section B,

          b. is with or by a person who either is not an interested shareholder or who became an interested shareholder with the approval of the Corporation's board of directors, and

          c. is approved or not opposed by a majority of the members of the board of directors then in office who were directors prior to any person becoming an interested shareholder or were recommended for election or elected to succeed such directors by a majority of such directors ("continuing directors");

     2. the proposed transactions referred to in subsection 1 of this Section B are limited to:

          a. a share acquisition pursuant to Section 1090.1 of the Act, or a merger or consolidation of the Corporation, except for a merger in respect of which, pursuant to subsection F of Section 1081 of the Act, no vote of the shareholders of the Corporation is required, or

          b. a sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation, other than to any direct or indirect wholly-owned subsidiary or to the Corporation, having an aggregate market value equal to fifty percent (50%) or more of either the aggregate market value of all the assets of the Corp-oration determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation.
               The Corporation shall give not less than twenty (20) days notice to all interested shareholders prior to the consummation of any of the transactions described in divisions (a) or (b) of this subsection.

Section C.     The restrictions contained in Section A of this
Article Nine shall not apply to a business combination which is proposed prior to the consummation or abandonment of, and subse-quent to the public announcement of, a proposed tender or ex-change offer for the outstanding stock of the Corporation which represents fifty percent (50%) or more of all voting powers of the Corporation if all of the following conditions are met:

     1. The aggregate amount of cash and the fair market value as of the date of the consummation of the business combination of consideration other than cash to be received per share by holders of common stock in such business combination shall be at least equal to the highest of the following:

          a. (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the interested shareholder for any shares of common stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the business combination (the "Announcement Date") or (ii) in the transaction in which it became an interested shareholder (the date of such transaction being referred to herein as the "Determination Date"), whichever is higher; or

          b. the fair market value per share of common stock on the Announcement Date or the Determination Date, whichever is higher. This subsection shall be used if the interested shareholder has not acquired any common stock.

     2. The aggregate amount of the cash and the fair market value as of the date of the consummation of the business combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding voting stock shall be at least equal to the highest of the following:

          a. the highest per share price (including any brokerage com-missions, transfer taxes and soliciting dealers' fees) paid by the interested shareholder for any shares of such class of voting stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an interested shareholder, whichever is higher;

          b. the highest preferential amount per share to which the holders of shares of such class of voting stock are entitled in the event of any voluntary or involuntary liquidation, dissolu-tion or winding up of the Corporation; or

          c. the fair market value per share of such class of voting stock on the Announcement Date or on the Determination Date, whichever is higher.

     3. The consideration to be received by holders of a particular class of outstanding voting stock (including common stock) shall be in cash or in the same form as the interested shareholder has previously paid for the largest number of shares of such class of voting stock.

     4. After such interested shareholder has become an interested shareholder and prior to the consummation of such business combination: (a) except as approved by three-fourths (3/4) of the continuing directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock (if any); (b) there shall have been (1) no reduction in the annual rate of dividends, if any, paid on the common stock, except as approved by a majority of the continuing directors, and
          (2) no failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by a majority of the continuing directors.

     5. A proxy or information statement, describing the proposed business combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder shall be prepared and mailed by the Corporation, at the expense of the interested shareholder, to stockholders of the Corporation at least 30 days prior to the meeting at which such business combination will be voted upon (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section D.     As used in this Article Nine:

     1. "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

     2. "all voting power" means the aggregate number of votes which the holders of all classes of capital stock of the Corporation would be entitled to cast in an election of directors generally;

     3. "associate", when used to indicate a relationship with any person, means:

          a. any corporation or organization of which such person is a director, officer or partner or is, of record or beneficially, the owner of outstanding stock of the Corporation having twenty percent (20%) or more of all voting power of the Corporation,

          b. any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and

          c. any relative or spouse of such person, or any relative of such spouse, who has the same residence of such person;

     4. "beneficial ownership" shall have the meaning ascribed to such term by Rule 13d-3 under the Exchange Act except that a person shall be deemed to be the owner or beneficial owner of securities of which he has the right to acquire ownership either immediately or only after the passage of any time or the giving of notice or both; provided, however, that a person shall not be deemed the owner or beneficial owner of any stock if:

          a. the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to more than ten persons, or

          b. the stock is tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates, until such tendered stock is accepted for purchase or exchange;

     5. "business combination", when used in reference to the Corporation and any interested shareholder of the Corporation, means:

          a. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with:

               (1)  the interested shareholder, or

               (2) any other corporation if the merger or consolidation is caused by the interested shareholder and as a result of such merger or consolidation Section A of this Article is not applicable to the surviving corporation,

          b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transac-tions, except as proportionately as a shareholder of the Corpora-tion, to or with the interested shareholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation,

          c. any transaction, which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested shareholder, except:

               (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested shareholder became such,

               (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of, securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested shareholder became such, or

               (3) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; provided, however, that in no case under divisions (2) and (3) of this subparagraph c shall there be an increase in the interested shareholder's proportionate share of the stock of any class or series of the Corporation or of all voting power of the Corpo-ration,

          d. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the propor-tionate share of the stock of any class or series, or securities convertible into the stock of any class or series, or all voting power, of the Corporation or of any such subsidiary which is owned by the interested shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested shareholder,

          e. any receipt by the interested shareholder of the benefit, directly or indirectly, except proportionately as a shareholder of the Corporation, of any loans, advances, guarantees, pledges, or other financial benefits, other than those expressly permitted in subparagraphs a through d of this paragraph, provided by or through the Corporation or any direct or indirect majority-owned subsidiary, or

          f. any share acquisition by the interested shareholder from the Corporation or any direct or indirect majority-owned subsidiary of the Corporation pursuant to Section 1090.1 of the Act;

     6.   "continuing director" has the meaning established in Section
          B.1.c.

     7. "control", including the terms "controlling", "controlled by" and "under common control with", means the possession, di-rectly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who owns, of record or beneficially, outstanding stock of the Corporation having twenty percent (20%) or more of all voting power of the Corporation shall be presumed to have control of the Corporation, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do no individually or as a group have control of the Corporation.

     8. "fair market value" means: (i) in the case of stock, the highest closing sale price during the 30-day period ending on the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed or on the Nasdaq National Market, or, if the stock is not listed on any such exchange or the Nasdaq National Market, the highest closing bid quotation with respect to a share of such stock during the 30-day period ending on the date in question on the Nasdaq SmallCap Market or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as deter-mined by the board in good faith; and (ii) in the case of prop erty other than cash or stock, the fair market value of such property on the date in question by the board in good faith.

     9. "group" means two or more persons who agree to act together for the purpose of acquiring, holding, voting or disposing of securities of the Corporation;

     10.  a.   "interested shareholder" means:

               (1) any person, other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation, that:

                    (a) owns of record or beneficially outstanding stock of the Corporation having ten percent (10%) or more of all voting power of the Corporation, or

                    (b) is an affiliate or associate of the Corporation and owned of record or beneficially outstanding stock of the Corpo-ration having ten percent (10%) or more of all voting power of the Corporation, and

               (2)  the affiliates and associates of such person;

          b. the term "interested shareholder" shall not include any person whose ownership of shares in excess of the ten percent (10%) limitation set forth herein is the result of action taken solely by the Corporation provided that such person shall be an interested shareholder if thereafter he acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person;

          c. for the purpose of determining whether a person is an interested shareholder, the stock of the Corporation deemed to be outstanding shall include stock owned of record or beneficially by such person, but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

     11. "person" means any individual, corporation, partnership, unincorporated association, any other entity, any group and any member of a group.

                           ARTICLE TEN

       SECTION 1. Prevention of "Greenmail". Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except with respect to any class of Equity Security which by its terms is redeemable by the Corporation (in accordance with such terms) or as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock, voting together as a single class (it being understood that for the purposes of this Article Ten each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Five of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement of any national securities exchange, or other wise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange
Act, rules or regulations).

       Section 2.  Certain Definitions.  For the purposes of this
Article Ten:

            A. The terms "affiliate," "all voting power," "asso-ciate," "beneficial owner" and "person" shall have the meanings ascribed to such terms in Article Nine.

            B. "Interested Securityholder" shall mean any person (other than the Corporation or any wholly-owned subsidiary) who or which:

                (i) is the record or beneficial owner of 5% or
                    more of the class of securities to be
                    acquired; or

               (ii) is an affiliate of the Corporation and
                    at any time within the two-year period
                    immediately prior to the date in question was the record or beneficial owner of 5% or more of the class of securities to be acquired; or

              (iii) is an assignee of or has otherwise
                    succeeded to any shares of the class of
                    securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933; provided, however, a person shall not be deemed to be an Interested Securityholder if such person has acquired the class of securities to be acquired by gift from a person who has owned such securities for at least five years.

            C. For the purpose of determining whether a person is an Interested Securityholder pursuant to paragraph B of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this
                Section 2 but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangements or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            D. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act as in effect on the date hereof.

                         ARTICLE ELEVEN

     Section 1. Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corpo-ration (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the Corporation shall be required to amend or repeal, or adopt any provisions inconsistent with, Article Nine, Article Ten and this Article Eleven of this Restated Certificate of Incorporation.

     Section 2. Sections 1145 through 1155 of the Act shall not apply from and after the date of filing the Certificate of Incorporation to any control shares if the control share acquisi-tion is approved by a majority of the board of directors prior to such acquisition.

          The undersigned hereby makes, files and records this Restated Certificate of Incorporation, and certifies that the facts herein stated are true, this 20th day of September, 2000.


                                   HERB MEE, JR.
                                   Herb Mee, Jr., President

ATTEST:

REBECCA G. WITCHER
Rebecca G. Witcher, Secretary